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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-61057, No. 33-32260, No. 33-33179 and No.
33-68136) of our report dated January 10, 1997 appearing on page 36 of this Form 10-K.




/s/PRICE WATERHOUSE LLP

San Diego, California
January 17, 1997